FIRST COMMONWEALTH CORPORATION

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MONDAY JUNE 5, 1995


          To the Shareholders of:

               FIRST COMMONWEALTH CORPORATION

               NOTICE IS HEREBY GIVEN that the Annual Meeting of
          Shareholders of First Commonwealth Corporation, (the"Company"), will be held Monday, June 5, 1995 at 10:00 a.m. at the offices of the Company, 5250 South 6th Street, Springfield, IL 62703, for the following purposes:

               1. To elect fourteen directors of the Company to serve for one year and until their successors are elected and qualified; and

               2. To consider and act upon such other business as may properly be brought before the meeting.

               The Board of Directors has fixed the close of business on April 14, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                           FIRST COMMONWEALTH CORPORATION



                                                  George E. Francis
                                                      Secretary

          Dated:  May 8, 1995
          Springfield, Illinois


                               YOUR VOTE IS IMPORTANT!

          PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           PROXY STATEMENT FOR ANNUAL MEETING OF
                                      SHAREHOLDERS OF
                              FIRST COMMONWEALTH CORPORATION


                        GENERAL INFORMATION REGARDING SOLICITATION


               The Annual Meeting of the Shareholders of First Commonwealth Corporation (the "Company") will be held on June 5, 1995 at 10:00 a.m., at the offices of the Company, 5250 South Sixth Street, Springfield, Illinois. The mailing address of the Company is P.O. Box 5147, Springfield, Illinois 62705-5147.

               This proxy statement is being sent to each holder of record of the issued and outstanding shares of Common Stock of the Company, $1.00 par value per share (the "Common Stock"), as of April 14, 1995, in order to furnish to each shareholder information relating to the business to be transacted at the meeting.

               This proxy statement and the enclosed proxy are being mailed to shareholders of the Company on or about May 8, 1995.The Company will bear the cost of soliciting proxies from its shareholders. The Company may reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company s stock. Solicitations may be made by telephone, telegram or by personal calls, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and regular employees of the Company may by telephone, telegram or personal interview request the return of proxies.



                                       VOTING

               The enclosed proxy is solicited by and on behalf of the Board of Directors. If you are unable to attend the meeting on June 5, 1995, please complete the enclosed proxy and return it to us in the accompanying envelope so that your shares will be represented.

               When the enclosed proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a proxy fails to specify how it is to be voted it will be voted "FOR" Proposal 1.

               Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the shareholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                                AFFILIATE COMPANIES

               The Company is a member of an insurance holding company system of which United Trust, Inc., an Illinois corporation ("UTI"), is the ultimate parent. The following is the current organizational chart for the companies that are members of the UTI insurance holding company system and affiliates of the Company, and the acronyms that will be used herein to reference the companies:

          The chart presented reflects the ultimate parent company of the group United Trust, Inc. (UTI). UTI owns 30% of United Income, Inc. (UII) and 53% of United Trust Group, Inc. (UTG). UII owns
          47% of UTG.  UTG owns 69% of Commonwealth Industries Corporation
          (CIC), 18% of Investors Trust, Inc. (ITI), 33% of Universal Guaranty Investment Company (UGIC) and 47% of First Commonwealth Corporation (FCC). CIC owns 42% of ITI. ITI owns 35% of UGIC. UGIC owns 50% of FCC. FCC owns *21% of CIC and 100% of Universal Guaranty Life Insurance Company (UG). UG owns 100% of United Security Assurance Company (USA). USA owns 84% of Appalachian Life Insurance Company (APPL). APPL owns 100% of Abraham Lincoln Insurance Company (ABE).



          * Represents stock of CIC owned by the Company. This stock is treated as treasury shares for voting purposes and it cannot be voted. Therefore, although UTG only owns approximately 69% of the issued stock of CIC, because 21% of the stock of CIC is owned by the Company and cannot be voted, UTG has approximately 88% voting control of CIC.


          For purposes of this proxy statement, the term "affiliate life insurance companies" shall mean UG, USA, APPL and ALIC, and the term "non-insurance affiliate companies" shall mean the affiliated companies other than UG, USA, APPL and ALIC.

          The companies hereinafter are sometimes collectively referred to as the "Affiliate Companies".

                            VOTING SECURITIES OUTSTANDING

               April 14, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. On that date, the Company had outstanding 24,340,051 shares of Common Stock, par value $1.00 per share. No other voting securities of the Company are outstanding. The holders of such shares are entitled to one vote per share. There are no cumulative voting rights. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is required to approve each matter to be voted on at such meeting.


                                     ANNUAL REPORT

               A 1994 Annual Report to Shareholders of the Company has been furnished to the Company's shareholders under separate cover. The Annual Report in itself is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                            PRINCIPAL HOLDERS OF SECURITIES

               The following tabulation sets forth the names and addresses of those entities known to be the beneficial owners of more than 5% of the Company's Common Stock and shows for each: (i) the total number of shares of Common Stock beneficially owned by such persons as of March 31, 1994 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

            Title                            Number of Shares        Percent
             of         Name and Address       and Nature of            of
            Class      of Beneficial Owner  Beneficial Ownership   Class(1) (2)

            Common     Universal Guaranty          12,160,066            50%
            Stock      Investment Company
            $1.00 par  5250 South Sixth Street
            value      Springfield, Illinois  62703


                       United Trust Group, Inc.    11,332,849            47%
                       5250 South Sixth Street
                       Springfield, Illinois  62703


            (1) Based on 24,340,051 shares of the Company's Common Stock outstanding as of March 31, 1995.

            (2) By reason of the ownership of approximately 69% of the capital stock of CIC, UTG may be deemed to be the beneficial owner of CIC's 42% stock interest in ITI, which owns 35% of the capital stock of UGIC which owns 50% of the capital stock of the Company. Similarly, CIC may be deemed the beneficial owner of ITI's stock holdings in UGIC. UTG is a holding company, the capital stock of which is owned 53% by UTI and 47% by UII. UTI in turn owns 30% of the capital stock of UII.

                            SECURITY OWNERSHIP OF MANAGEMENT

               The following tabulation shows with respect to each of the directors and nominees of the Company, with respect to the Company's chief executive officer and each of the Company's four other most highly compensated executive officers for fiscal 1994, and with respect to all executive officers and directors of the Company as a group: (i) the total number of shares of all classes of stock of the Company or any of its parents or subsidiaries, beneficially owned as of March 31, 1995 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

          Title    Directors, Named Executive     Number of Shares   Percent
           of      Officers, & All Directors &      and Nature of      of
          Class    Executive Officers as a Group      Ownership     Class (1)

         ITI's     John S. Albin                            0            *
         Common    John K. Cantrell                         0            *
         Stock,    William F. Cellini                       0            *
         $.03 par  John W. Collins                          0            *
         value     George E. Francis                        0            *
                   Donald G. Geary                          0            *
                   James E. Melville                        0            *
                   Joseph H. Metzger                        0            *
                   Luther C. Miller                         0            *
                   Thomas F. Morrow                         0            *
                   Robert V. O'Keefe                        0
                   Larry E. Ryherd                          0            *
                   Robert W. Teater                         0            *
                   Howard A. Young                     11,125            *
                   All directors and                   11,125            *
                   executive officers as a
                   group (fourteen in number)

         UGIC s    John S. Albin                            0            *
         Common    John K. Cantrell                         5            *
         Stock,    William F. Cellini                      20            *
         $1.00 par John W. Collins                          0            *
         value     George E. Francis                        0            *
                   Donald G. Geary                     17,407            *
                   James E. Melville                    4,280            *
                   Joseph H. Metzger                        0            *
                   Luther C. Miller                         0            *
                   Thomas F. Morrow                         0            *
                   Robert V. O'Keefe                        0            *
                   Larry E. Ryherd                          0            *
                   Robert W. Teater                         0            *
                   Howard A. Young                      2,500            *
                   All directors and                   24,212          1.0%
                   executive officers as a
                   group (fourteen in number)

         UII s     John S. Albin                            0            *
         Common    John K. Cantrell                         0            *
         Stock, no William F. Cellini                       0            *
         par value John W. Collins                          0            *
                   George E. Francis                        0            *
                   Donald G. Geary                          0            *
                   James E. Melville                        0            *
                   Joseph H. Metzger                        0            *
                   Luther C. Miller                         0            *
                   Thomas F. Morrow                   590,625 (2)      3.0%
                   Robert V. O'Keefe                        0            *
                   Larry E. Ryherd                    675,000 (3)      3.4%
                   Robert W. Teater                   104,259 (4)        *
                   Howard A. Young                          0            *
                   All directors and                1,369,884          6.9%
                   executive officers as a
                   group (fourteen in number)

         UTI s     John S. Albin                      105,041 (5)        *
         Common    John K. Cantrell                         0            *
         Stock, no William F. Cellini                       0            *
         par value John W. Collins                          0            *
                   George E. Francis                   46,000 (6)        *
                   Donald G. Geary                      2,000            *
                   James E. Melville                  500,000 (7)      2.7%
                   Joseph H. Metzger                   69,040 (8)        *
                   Luther C. Miller                         0            *
                   Thomas F. Morrow                 1,580,600 (9)      8.5%
                   Robert V. O'Keefe                    3,000 (10)       *
                   Larry E. Ryherd                  5,903,368 (11)    31.6%
                   Robert W. Teater                         0            *
                   Howard A. Young                      1,000            *
                   All directors and                8,210,049         44.0%
                   executive officers as a
                   group (fourteen in number)

          (1) Based on 9,609,816 shares of ITI Common Stock, 2,348,249 shares of UGIC Common Stock, 19,886,572 shares of UII Common Stock and 18,655,935 shares of UTI Common Stock outstanding as of March 31, 1995.

          (2) Includes 590,625 shares beneficially in trust for the two children of Thomas F. Morrow, namely Kristi J. Wilkerson and Amy Suzanne Heath.

          (3) Includes 675,000 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

         (4)  Includes 3,000 shares owned directly by Mr. Teater's spouse.

         (5)  Includes 3,928 shares owned directly by Mr. Albin's spouse.

         (6) Includes 46,000 shares which may be acquired upon exercise of outstanding stock options.

         (7) James E. Melville owns 140,000 shares jointly with his spouse. Includes; (i) 30,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 30,000 shares of UTI's Common Stock, 7,500 shares of which are in the name of Matthew C. Hartman, his nephew; 7,500 shares of which are in the name of Zachary T. Hartman, his nephew; 7,500 shares of which are in the name of Elizabeth A. Hartman, his niece; and 7,500 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 300,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

         (8) Includes 69,000 shares which may be acquired upon exercise of outstanding stock options.

         (9) Includes 172,000 shares which may be acquired upon exercise of outstanding stock options. Includes 5,000 shares as custodian for grandson.

         (10) 3,000 shares owned directly by Mr. O'Keefe's spouse.

         (11) Larry E. Ryherd owns 2,441,868 shares of UTI s Common Stock in his own name. Includes; (i) 1,500,500 shares of UTI s
              Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 1,500,000 shares of UTI s Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 293,000 shares of UTI s Common Stock, 97,000 shares of which are in the name of Shari Lynette Serr, 97,000 shares of which are held in the name of Derek Scott Ryherd, and 99,000 shares of which are in the name of Jarad John Ryherd; (iv) 5,000 shares of UTI s Common Stock held in the name of Larry E. Ryherd as custodian for Charity Lynn Newby, his niece; (v) 5,000 shares held in the name of Larry E. Ryherd as custodian for Lesley Carol Newby, his niece; (vi) 20,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter; and (vii) 138,000 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options.

         *    Less than 1%.

         None of the directors or executive officers of the Company owns any shares of Common Stock of the Company or CIC.

         Except as indicated above, the foregoing persons hold sole voting and investment power.

               Directors and officers of the Company file periodic reports regarding ownership of Company securities with the Securities and Exchange commission pursuant to Section 16(2) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

                               THE BOARD OF DIRECTORS

               In accordance with the laws of Virginia and the Certificate of Incorporation and Bylaws of the Company, as amended, the Company is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions. Neither the Company nor any of its subsidiaries or affiliates have a compensation committee. In the fiscal year ended December 31, 1994, the board met four times. All nominees for director attended at least 75% of all meetings of the board except for Robert V. O'Keefe.

               The Board of Directors has an Audit Committee consisting of Messrs. Albin, Collins, Teater and Young. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Company, the nature of services performed for the Company and the fees to be paid to the independent auditors, the performance of the Company's independent and internal auditors and the accounting practices of the Company. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1994.

               The Board of Directors has a Nominating Committee consisting of Messrs. Cantrell, Geary and Miller. The Nominating Committee reviews, evaluates and recommends directors, officers and nominees for the Board of Directors. There is no formal mechanism by which shareholders of the Company can recommend nominees for the Board of Directors, although any recommendations by shareholders of the Company will be considered. Shareholders desiring to make nominations to the Board of Directors should submit their nominations in writing to the Chairman of the Board no later than February 1st of the year in which the nomination is to be made. The Committee did not meet in 1994.

                              ELECTION OF DIRECTORS

               At the annual meeting of shareholders of the Company, fourteen directors are to be elected, each director to hold office until the next annual meeting and until his successor is elected and qualified. Each nominee will be elected director by a majority of votes cast for such nominee. The persons named in the proxy intend to vote the proxies as designated for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substituted nominee or nominees; however, the management now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The following individuals are nominees for the election of directors:

          Name, Age           Position with the Company, Business Experience
                              and Other Directorships

          John S. Albin       Director of the Company since 1992; Director of
          67                  United Trust, Inc. since 1984; Director of United
                              Trust Group, Inc., Investors Trust, Inc.,
                              Universal Guaranty Investment Co. and Commonwealth
                              Industries Corp. since 1992; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank since 1978;
                              President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, since
                              1987; Chairman of the State Bank of Chrisman since
                              1988; Director and Secretary of Illini Community
                              Development Corporation since 1990; Chairman of
                              Parkland College Board of Trustees since 1990;
                              board member of the Fisher National Bank, Fisher, Illinois, since 1993.

          John K. Cantrell    Chairman of Board of Directors of the Company and
          70                  CIC and certain affiliate companies since 1984;
                              Chief Executive Officer of the Company and certain affiliate companies from 1984 until 1992; officer and director of certain affiliate companies for more than five years.

          William F. Cellini  Director of the Company and certain affiliate
          60 companies since 1984; Chairman of the Board of New Frontier Development Group, Chicago, Illinois for more than the past five years; Executive Director of Illinois Asphalt Pavement Association.

          John W. Collins     Consultant and past President of Collins-Winston
          69                  Group since 1976; past Director of the Company
                              and certain affiliate companies from 1982 to 1992;
                              past Director of CIC from 1976 to 1992.

          George E. Francis   Secretary of the Company and certain affiliate
                              companies since 1993; Director of the Company and certain affiliate companies since 1992; Treasurer and Chief Financial Officer of certain affiliate companies from 1984 until 1992; Senior Vice
                              President and Chief Administrative Officer of certain affiliate companies since 1989.

          Donald G. Geary     Director of the Company and certain affiliate
                              companies since 1984; industrial warehousing developer and founder of Regal 8 Inns for more than the past five years.

          James E. Melville   Chief Financial Officer of the Company since
                              1993, a Director since 1992, Chief Operating
                              Officer from 1989 to 1991 and Senior Executive
                              Vice President from 1984 until 1989; President of the Company and certain affiliate companies from 1989 until 1991; Chief Operating Officer of certain affiliate companies from 1984 until 1991; Senior Executive Vice President of certain affiliate companies from 1984 until 1989;
                              consultant to UTI and UTG from March -
                              September, 1992; President and Chief Operating
                              Officer of certain affiliate life insurance companies and Senior Executive Vice President of non-insurance affiliate companies since 1992.

          Joseph H. Metzger   Director of the Company since 1992, Senior Vice
                              President, Real Estate since 1989; Senior Vice
                              President, Real Estate of certain affiliate companies since 1983.

          Luther C. Miller    Director of the Company since 1984; Executive
                              Vice President and Secretary of the Company from 1984 until 1992; officer and director of certain affiliate companies for more than the past five years.

          Thomas F. Morrow    Vice Chairman, Chief Operating Officer,
                              Director of the Company since 1992 and Treasurer since 1993; President and COO of UTI since 1991,
                              Treasurer since 1993 and a Director since 1984;
                              Vice Chairman and Chief Operating Officer of
                              UII since 1992, Director since 1987; President,
                              Chief Operating Officer, Treasurer and Director of UTG since 1992; Vice Chairman, Chief
                              Operating Officer and Director of certain affiliate companies since 1992 and Treasurer since
                              1993; Executive Vice President, Secretary and
                              Director of UFI since 1990; Executive Vice
                              President, Secretary and Director of FFMC since
                              1991.  Mr. Morrow has served as Vice Chairman and
                              Director of certain affiliate life insurance companies since 1992 as well as having held similar positions with other affiliate life insurance companies from 1987 to 1992.

          Robert V. O'Keefe   Director of the Company since 1993; Director
                              and Treasurer of UTI from 1988 to 1992; Director and Treasurer of UFI from 1990 until 1992;
                              Director of Cilcorp, Inc. from 1982 to 1994;
                              Director of Cilcorp Ventures, Inc. from 1985 to 1994; Director of Environmental Science and
                              Engineering Co. since 1990.

          Larry E. Ryherd     President, CEO and Director of the Company
                              since 1992; UTI Chairman of the Board of Directors and a Director since 1984, CEO since
                              1991; Chairman of the Board of UII since 1987,
                              CEO since 1992 and President since 1993; Chairman,
                              CEO and Director of UTG since 1992; President,
                              CEO and Director of certain affiliate companies since 1992; Chairman of the Board and Director of UFI since 1990; Director of FFMC since 1991.
                              Mr. Ryherd has served as Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992 and 1993.
                              He has also been a Director of the National
                              Alliance of Life Companies since 1992 and is the 1994 Membership Committee Chairman; he is a member of the American Council of Life
                              Companies and Advisory Board Member of its
                              Forum 500 since 1992.

          Robert W. Teater    Director of the Company since 1992; Director
                              of UTG and certain affiliate companies since
                              1992; Director of UII since 1987; Director of certain affiliate companies since 1992; member of Columbus School Board since 1991 and President since 1992; President of Robert W. Teater and
                              Associates, a comprehensive consulting firm in natural resources development and organization management since 1983.

          Howard A. Young     Director of the Company since 1984; Director
                              of certain affiliate companies for more than the past five years; retired from Harris
                              Broadcast Products Corporation, Quincy, Illinois.

                                EXECUTIVE OFFICERS OF THE COMPANY

          More detailed information on the following officers of the Company under "Election of Directors":

               Larry Ryherd             President and Chief Executive Officer
               Thomas F. Morrow         Vice Chairman and Chief Operating
                                        Officer and Treasurer
               James E. Melville        CFO and Senior Executive Vice President
               George E. Francis        Senior Vice President and Secretary


                                    EXECUTIVE COMPENSATION

         Executive Compensation Table

               The following table sets forth certain information regarding compensation paid to or earned by the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company during each of the Company's last three fiscal years:


                                   SUMMARY COMPENSATION TABLE


         Name and
         Principal Position           Salary ($)     Bonus ($)      Awarded (#)

         Larry E. Ryherd       1994   407,909 (1)     29,535 (3)        -
         President, Chief      1993   242,393 (1)    140,000 (3)    138,000 (5)
         Executive Officer     1992   132,126 (2)          -            -

         Thomas F. Morrow      1994   309,886 (1)     19,576 (3)        -
         Vice Chairman, Chief  1993   202,992 (1)     88,000 (3)    172,000 (5)
         Operating Officer     1992   105,458 (2)          -            -

         James E. Melville     1994   250,181 (1)          -            -
         Sr. Executive Vice    1993   251,506 (1,4)        -        325,000 (5)
         President, Chief      1992   206,765 (4)          -            -
         Financial Officer

         Joseph H. Metzger     1994    87,000        101,932 (1,3)      -
         Sr. Vice President    1993    87,000         83,276 (1,3)   69,000 (5)
         Real Estate           1992   125,250              -            -

         George E. Francis     1994   121,636 (1)          -            -
         Sr. Vice President,   1993   119,798 (1)          -         46,000 (5)
         Secretary             1992   124,041              -            -

         (1) The amount shown includes deferred compensation paid pursuant to a deferred compensation plan instituted by the Company and UTI effective May 1, 1993. Under the plan, an officer of the Company or affiliates of the Company may defer a portion of his or her income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in an amount equal to the total income deferred plus interest at a rate of approximately 8.5% per year.
              Additionally, each participant will receive an option to purchase
              23,000 shares of UTI Common Stock at $1.75 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option is immediately exercisable and expires on December 31, 2000.

         (2) Mr. Ryherd's and Mr. Morrow's employment with the Company began after the acquisition of the Company by UTG in June of 1992.

         (3) Includes bonus compensation as set forth in their employment agreements.
              (See Employment Contracts.)

         (4) Includes $75,765 and $10,517 in 1992 and 1993 respectively for amounts owing Mr. Melville pursuant to a consulting agreement between CIC, UTI and Mr. Melville.

         (5) Reflects stock options to purchase UTI Common Stock pursuant to their employment agreements.


          Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
          Option/SAR Values

              The following table summarizes for fiscal year ending, December 31, 1994, the value of unexercised options of the Common Stock of UTI held by the named executive officers.
          The values shown were determined by multiplying the applicable number of share options times the difference between the per share market price on December 31, 1994 and the applicable exercise price per share.  There were no options granted to the named executive officers during 1994 nor did the named executive officers exercise any options.

                                                    Number of Securities Underlying
                                                        Unexercised Options/SARs
                                                             at FY-End(#)
                           Shares Acquired   Realized
          Name              on Exercise (#)    ($)     Exercisable   Unexercisable
          Larry E. Ryherd           0           0        138,000        -    0
          Thomas F. Morrow          0           0        172,000        -    0
          James E. Melville         0           0        300,000      25,000 (1)
          Joseph H. Metzger         0           0         69,000        -
          George E. Francis         0           0         46,000        -

                                                    Value of Unexercised In the
                                                       Money Options/SARs at
                                                             at FY-End($)

                                                       Exercisable   Unexercisable
                                                               0        -
                                                               0        -
                                                               0      12,000 (1)
                                                               0        -
                                                               0        -


          (1) Mr. Melville's employment agreement with the Company provides that he will be granted an option to purchase 25,000 shares of UTI's Common Stock at $.02 a share if he is employed pursuant to the terms of the employment agreement through December 31, 1997.

          COMPENSATION OF DIRECTORS

               During fiscal year 1994, each director receives an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. The directors' compensation policy also provides that directors who are employees or past employees of the Company do not receive any compensation excepting reimbursement for reasonable travel expenses for attending each meeting. Mr. Cantrell, Chairman of the Board of Directors of the Company receives compensation pursuant to an agreement which is described in the following section.

          EMPLOYMENT CONTRACTS

               On April 15, 1993, Larry E. Ryherd entered into an employment agreement with the Company and UTI. Mr. Ryherd has served as Chairman of the Board and Chief Executive Officer of UTI and its affiliates for the past several years. Under the terms of the agreement, Mr. Ryherd agreed to serve as President and Chief Executive Officer of the Company at an annual salary of $240,000. In addition, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of UG if elected, and to serve in other positions if appointed or elected to serve in such positions without additional compensation. The term of the agreement began January 1, 1993 and ends June 30, 1995. The agreement provides that Mr. Ryherd receives bonus compensation on the basis of a formula as determined by the Boards of Directors of UTI and certain of its affiliates. The amount of bonus compensation as determined is related to the marketing of the business of its affiliates and is based on percentages of new premiums written and unearned commissions of terminated agents. Effective January 1, 1995, the Board of Directors approved a change to this agreement setting Mr. Ryherd's annual salary at $400,000 without bonus awards through the end of the contract term. The agreement also provides that if Mr. Ryherd is employed for the entire term, he will receive a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 138,000 of UTI Common Stock at $1.75 per share. The option was immediately exercisable and transferable. The option will expire December 31, 2000. The provisions for the deferred compensation payment and stock option are pursuant to the deferred compensation plan as described in the Executive Compensation Table.

               On April 15, 1993, Thomas F. Morrow entered into an employment agreement with the Company and UTI. Mr. Morrow has served as President and Chief Operating Officer of UTI and its affiliates for the past several years. Under the terms of the agreement, Mr. Morrow agreed to serve as Vice Chairman and Chief Operating Officer of the Company at an annual salary of $200,000. In addition, Mr. Morrow agreed to serve as Vice Chairman of the Board of Directors of UG if elected, and to serve in other positions if appointed or elected to serve in such positions without additional compensation. The term of the agreement began January 1, 1993 and ends June 30, 1995. The agreement provides that Mr. Morrow receives bonus compensation on the basis of a formula as determined by the Boards of Directors of UTI and certain of its affiliates. The amount of bonus compensation as determined is related to the marketing of the business of its affiliates and is based on percentages of new premiums written and unearned commissions of terminated agents. Effective January 1, 1995, the Board of Directors approved a change to this agreement setting Mr. Morrow's annual salary at $300,000 without bonus awards through the end of the contract term. The agreement also provides that if Mr. Morrow is employed for the entire term, he will receive a deferred compensation payment on January 2, 2000 in the amount of $300,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Morrow was granted an option to purchase up to 172,000 of UTI Common Stock at $1.75 per share. The option was immediately exercisable and transferable. The option will expire December 31, 2000. The provisions for the deferred compensation payment and stock option are pursuant to the deferred compensation plan as described in the Executive Compensation Table.

               The Company and UTI entered into an agreement dated April 15, 1993 with James E. Melville pursuant to which Mr. Melville is employed as Senior Executive Vice President of the Company. In addition, Mr. Melville agreed to serve as President and Chief Operating Officer of UG if elected, and to serve in other positions if appointed or elected without additional compensation. The term of the agreement consists of two time periods. The first period, January 1, 1993 through June 30, 1995 at an annual salary of $137,000. The second period, July 1, 1995 through December 31, 1997, Mr. Melville's employment will be on a limited time basis at an annual base salary of $75,000. If Mr. Melville is employed for the entire first period he will be entitled to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Melville was granted an option to purchase up to 300,000 shares of UTI Common Stock at $1.75 per share. The option was immediately exercisable and transferable. The option will expire December 31, 2000. The deferred compensation payment and stock option are pursuant to the deferred compensation plan as described in the Executive Compensation Table. Additionally, if Mr. Melville is employed for the entire term of the contract, he will be allowed to purchase 25,000 shares of UTI Common Stock at $.02. This option will expire December 31, 1998.

               The Company entered into an employment agreement with Joseph
          H. Metzger on June 16, 1992. Under the terms of the agreement, Mr. Metzger is employed as Senior Vice President - Real Estate of the Company for a period of 36 months at an annual salary of $87,000. The agreement provides that Mr. Metzger receives cash bonuses if certain real estate sales goals are attained. Mr. Metzger also agreed to serve in other positions if appointed or elected to such positions without additional compensation. Effective January 1, 1993, UTI became a party to the employment agreement which was amended to reflect a deferred compensation plan as described in the Compensation Table. Pursuant to the employment contract, Mr. Metzger's bonuses will be reduced by $30,000 annually to the end of the contract. If Mr. Metzger remains employed to the end of the contract he will be entitled to a deferred compensation payment on January 2, 2000 of $120,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Metzger was granted an option to purchase up to 69,000 shares of UTI Common Stock at $1.75 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.

               The Company entered into an employment agreement with George
          E. Francis on June 16, 1992. Under the terms of the agreement, Mr. Francis is employed as Senior Vice President of the Company for a period of 36 months at an annual salary of $119,000. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. Effective January 1, 1993, UTI became a party to the employment agreement which was amended to reflect a deferred compensation plan as described in the Compensation Table. If Mr. Francis remains employed to the end of the contract, he will be entitled to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Francis was granted an option to purchase up to 46,000 shares of UTI Common Stock at $1.75 per share. The option was immediately exercisable and transferable. This option will expire on December 31, 2000.

               On June 16, 1992, the Company entered into an employment agreement with John K. Cantrell, Chairman of the Board of Directors and a Director of the Company. Mr. Cantrell has agreed to continue as Chairman of the Board of Directors and a Director of the Company, CIC, ITI and UGIC until April 30, 2002. In consideration for this commitment, the Company has agreed to pay Mr. Cantrell $12,500 each month for the first sixty months of the term and $8,333.33 each month for the last sixty months of the term. After Mr. Cantrell's retirement and until the death of the first to die of Mr. Cantrell or his wife, the Company will pay Mr. Cantrell the sum of $6,250 per month.

               From and after the death of the first to die of Mr. and Mrs. Cantrell, the Company will pay $4,166.67 per month to the survivor until death of the survivor. Mrs. Cantrell will receive the death benefits described above from and after Mr. Cantrell's death regardless of whether he died while employed or after retirement. If Mr. Cantrell becomes disabled prior to retirement, the Company will continue to make payments described above while he is disabled until April 30, 2002. This agreement has been entered into for the purpose of securing Mr. Cantrell's extremely valuable services over the ten years and to relieve Mr. Cantrell of pressures to provide for his wife and himself in the event of his disability or death. Mr. Cantrell's prior employment agreement with CIC was terminated on June 16, 1992.



                           REPORT ON EXECUTIVE COMPENSATION

          INTRODUCTION

               The compensation of the Company's executive officers is determined by the Board of Directors. The Board of Directors strongly believes that the Company's executive officers directly impact the short-term and long-term performance of the Company. With this belief and the corresponding objective of making decisions that are in the best interest of the Company's shareholders, the Board of Directors places significant emphasis on the design and administration of the Company's executive compensation plans.

          EXECUTIVE COMPENSATION CONSIDERATIONS

               The purpose of the Company's executive compensation plans is to ensure that the compensation levels provided to the Company's executive officers integrate with the Company's annual and long-term performance objectives, to align the financial interests of the executive officers with the interests of the Company's shareholders, to reward for superior financial performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities. Consistent with this purpose, the Board of Directors establishes appropriate compensation elements in each of the executive officers compensation plan to include a base salary, annual bonus, stock options and deferred compensation alternatives. Compensation levels are reviewed annually by the Board of Directors relative to other life insurance companies and companies of similar size in the financial industry.
          ("comparable companies") Based upon analysis of total compensation paid by comparable companies, total compensation paid to the Company's executive officers were found to be within the same ranges. Accordingly, the Board of Directors feel that the Company's maintaining a competitive position to retain the talent necessary to meet the challenges in the life insurance industry.

          EXECUTIVE COMPENSATION PLAN ELEMENTS

               BASE SALARY. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During fiscal year 1994, the Board of Director's approved an increase on the base salaries of Mr. Ryherd and Mr. Morrow to reflect a compensation level inclusive of the factors considered in Base Salary; additionally, Mr. Ryherd's and Mr. Morrow's bonus compensation was reduced. This alteration resulted from a change in the scope of their duties occurring since the acquisition of the Company by UTI in 1992, which focuses more on overall Company performance with a lessor focus on marketing upon which they were directly responsible for and upon which the bonus was based. There were no other changes in the base salaries of the named executive officers during fiscal year 1994.

               ANNUAL BONUS. The Company does not have a bonus plan that directly ties executive compensation to the Company's earnings performance on a near term basis; however, the bonus compensation element is considered if the executive officer is responsible for a specific business unit of the Company. Mr. Ryherd and Mr. Morrow received bonus compensation derived from percentages of the Company's new premiums written and unearned commissions of terminated agents. During 1994 the Board of Directors ratified a reduction in the bonus compensation of Mr. Ryherd and Mr. Morrow as discussed above.

               STOCK OPTIONS. One of the Company's priorities is for the executive officers to be significant shareholders so that the interest of the executives are aligned with the interests of the Company's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of the Company. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options as part of a Deferred Compensation Plan, as shown in the Summary Compensation Table. There were no options granted to the named executive officers during fiscal year 1994.

               DEFERRED COMPENSATION. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the Deferred Compensation Plan as described in the Summary Compensation Table may prove to be critical to certain officers, depending upon their particular financial circumstance.

          CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN

               During 1994, the Company's most highly compensated executive officers were Larry E. Ryherd, Chief Executive Officer and President, and Thomas F. Morrow, Vice Chairman and Chief Operating Officer. In deciding Mr. Ryherd's and Mr. Morrow's compensation, the Board of Directors did not affix specific weights or values to the various factors considered in the executive compensation plan elements. The Board of Directors considered the significant progress made in 1992, 1993 and 1994 as it relates to the Company's growth through acquisitions and marketing new business. The Board of Directors also considered key decisions and actions taken to ensure the Company's long term profitability such as the continued restructuring of the Company in response to changes in the industry in order to remain competitive, and the consolidation of operations to achieve cost savings. Mr. Ryherd's cash compensation for 1994 was $400,000 of which $60,000 was deferred; he also received a cash bonus of $29,368 based on 1993 marketing objectives. Mr. Morrow's cash compensation for 1994 was $300,000 of which $75,000 was deferred; he also received a cash bonus of $19,576 based on 1993 marketing objectives. No stock options were granted to Mr. Ryherd or Mr. Morrow during 1994 and neither exercised any stock options during the year.

          CONCLUSION

               The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the stockholders and the executive team.

                               BOARD OF DIRECTORS

                    John S. Albin             Joseph H. Metzger
                    John K. Cantrell          Luther C. Miller
                    William F. Cellini        Thomas F. Morrow
                    John W. Collins           Robert V. O'Keefe
                    George E. Francis         Larry E. Ryherd
                    Donald G. Geary           Robert W. Teater
                    James E. Melville         Howard A. Young

               The foregoing Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.


                                  PERFORMANCE GRAPH

               The following graph compares the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1994, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):

          The five year total return chart presented reflects the stock performance of First Commonwealth Corporation, the NASDAQ composite index and the NASDAQ Insurance Stock index, assuming $100 invested on December 31, 1989. The chart reflects the following results; First Commonwealth Corporation, 100, 75, 75, 33, 17 for 1989, 1990, 1991,
          1992, 1993 and 1994, respectively; the NASDAQ composite index, 100, 85, 136, 159, 181, 177 for 1989, 1990, 1991, 1992, 1993, and 1994,
          respectively; and the NASDAQ insurance stock index, 100, 85, 120, 162, 173 and 163, respectively.


          (1) The Company selected the NASDAQ Composite Index Performance as an appropriate comparison because the Company's Common Stock is not listed on any exchange but the Company's Common Stock is traded in the over-the-counter market. Furthermore, the Company selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in the Company's Common Stock is limited, which may be in part a result of the Company's low profile from not being listed on any exchange, and its reported operating losses. The Company has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $232 million in 1989 to approximately $332 million in 1994. The growth rate has been the result of other company acquisitions and new insurance writings. The Company has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return Chart is not intended to forecast or be indicative of possible future performance of the Company's stock.

               The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               Neither the Company nor any of its subsidiaries or affiliates have compensation committees. The following persons served as directors of the Company during 1994 and were officers or employees of the Company or its subsidiaries during 1994:
          John K. Cantrell, George E. Francis, James E. Melville, Joseph H. Metzger, Thomas F. Morrow and Larry E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of the Company and its subsidiaries.

               During 1994, the following executive officers of the Company were also members of the Board of Directors of UGIC, CIC and ITI, six of whose executive officers served on the Board of Directors of the Company: Messrs. Cantrell, Francis, Melville, Metzger, Morrow and Ryherd.

               During 1994, the following executive officers of the Company were also members of the Board of Directors of UII, three of whose executive officers served on the Board of Directors of the
          Company:  Messrs. Cantrell, Morrow and Ryherd.

               During 1994, Larry E. Ryherd and Thomas F. Morrow, executive officers of the Company, were also members of the Board of Directors of UTI, four of whose executive officers served on the Board of Directors of the Company: Messrs. Francis, Melville, Morrow and Ryherd.

                               CERTAIN TRANSACTIONS

          SALE OF FARMERS AND RANCHERS LIFE INSURANCE COMPANY ("F&R")

               On March 30, 1994, APPL sold 98% of the outstanding capital stock of F&R (the "F&R Shares"), to an unrelated party, Franklin American Life Insurance Company (the "Buyer"), a Tennessee Life Insurance Company. The sale was subject to a definitive agreement signed by APPL and the Buyer dated September 16, 1993. Pursuant to the agreement APPL received $4,190,747 in cash from the Buyer in exchange for the F&R Shares. The sales price approximates the GAAP carrying value of F&R. Regulatory approval was granted by the Oklahoma Department of Insurance on March 14, 1994.

          MERGER OF INVESTORS TRUST ASSURANCE COMPANY AND ABRAHAM LINCOLN INSURANCE COMPANY

               Pursuant to an Agreement of Merger dated July 7, 1994 between Investors Trust Assurance Company, an Illinois life insurance company ("ITAC"), and ALIC, on July 31, 1994, ITAC merged with and into ALIC and ALIC was the surviving company. On the effective date of the merger, ALIC succeeded to all the rights and property of ITAC and assumed all of the liabilities and obligations and became subject to all of the debts of ITAC in the same manner as if ALIC had itself incurred them. The merger was approved by the Illinois Director of Insurance.

          CHANGE IN DIRECT BENEFICIAL OWNERSHIP OF UGIC

               Prior to the merger of ITAC into ALIC, ITAC owned 1,549,549 (approximately 66%) of the issued and outstanding common stock of UGIC. Within the holding company system UGIC is an indirect parent of ALIC. In order to facilitate the ITAC/ALIC merger, ITAC's parent ITI, acquired the 1,549,549 common shares of UGIC owned by ITAC so that after the merger, ALIC would not own stock in its indirect parent. This was accomplished to satisfy regulatory requirements. In this regard, the Boards of Directors, including a majority of disinterested directors, approved the following transactions which were deemed as fair to the Affiliated companies as could have been made with unaffiliated companies. On July 31, 1994, immediately prior to the effective date of the merger of ITAC with and into ALIC, ITI purchased 758,946 shares of the UGIC common stock owned by ITAC. The total purchase price was $2,276,793. On July 31, 1994, ITAC also transferred to ITI at no cost 790,603 shares of the common stock of UGIC. On such date, ITI became the direct beneficial owner of all 1,549,549 shares of the common stock of UGIC. In order to purchase the 758,946 shares of UGIC Common Stock, ITI received a loan from UTI and UII in the aggregate principal amount of $2,164,293. ITI transferred 721,431 shares of the common stock of UGIC that it purchased from ITAC to UTI and UII in payment of the loan. These shares were then contributed by UTI and UII to their subsidiary, UTG.

          PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION OF CERTAIN
          AFFILIATES

               The Board of Directors of the Company's affiliates, CIC, ITI and UGIC ("the Affiliates"), by resolution adopted at their meetings of the Board of Directors on June 7, 1994, unanimously approved a Plan of Liquidation and Dissolution ("the Plan"). The affirmative vote of the majority of the outstanding shares of the Affiliates will be required for adoption of the Plan. Subject to proxy requirements the matter will be brought before the Affiliate's shareholders at a Special Meeting of Shareholders of the Affiliates planned in mid 1995. Each Affiliate is currently the indirect owner of the Company's common stock. The only assets held by the Affiliates is stock in its subsidiary (see Organizational Chart on page 2) and enough cash to cover costs associated with the liquidation. If the Plan is adopted, each shareholder of the Affiliates will own directly the same proportionate share of the Company's common stock.

               UGIC, ITI and CIC became incorporated in 1965, 1973 and 1964 respectively. Each company was organized for the same reason of forming and holding a life insurance company. Through acquisitions, UGIC and ITI became part of the CIC holding company system in 1983 and 1986 respectively. Through a subsequent acquisition in 1992, UGIC, ITI and CIC became part of the UTI holding company system. The acquisitions over the years have affected the autonomy of each company as being identified separately as holding an individual life insurance company, and has made the holding company structure complex. The liquidation and dissolution of the Affiliates, will simplify the UTI holding company organization and significantly streamline the system.
          The elimination of the Affiliates will reduce the administrative expenses of the holding company system associated with the continued existence of such companies, including fees and expenses in connection with the filing of annual, quarterly and periodic reports with the Securities and Exchange Commission. In this regard, the companies expect to reduce costs by approximately $75,000 annually in associated franchise taxes, auditing and accounting fees and legal costs.

              The following is the organizational chart for the UTI holding company system subsequent to the proposed dissolution of the
          Affiliates:


         The chart presented reflects the ultimate parent company of the group UTI. UTI owns 30% of UII and 53% of UTG. UII owns 47% of UTG. UTG owns 72% of FCC. FCC owns 100% of UG. UG owns 100% of USA. USA owns 84% of APPL, and APPL owns 100% of ABE.



         ASSUMPTION OF LIABILITIES OF CERTAIN AFFILIATES

               In connection with the "Plan" and in order to prepare for the liquidation and dissolution, CIC's and UGIC's only means of satisfying their liabilities were the assets of their underlying subsidiaries of ITI and FCC respectively. Accordingly, the Boards of Directors, including a majority of disinterested directors approved the following transactions which were deemed as fair to the Affiliated companies as could have been made with unaffiliated companies. The balance sheet of CIC for the quarter ended June 30, 1994, included liabilities in the aggregate amount of $402,861 comprised of a future liability under a consulting agreement, escheat funds and an account payable. On July 31, 1994, these liabilities were assumed by UTG in exchange for 1,558,318 shares of the common stock of ITI. The balance sheet of UGIC for the quarter ended June 30, 1994, included liabilities in the aggregate amount of $461,102. On July 31, 1994, these liabilities were assumed by UTG in exchange for 106,392 shares of the common stock of the Company and 315 shares of the common stock of CIC.

          PROPOSED SALE OF APPALACHIAN LIFE INSURANCE COMPANY

               In keeping with the Company's objectives of continued restructuring and simplification, on December 12, 1994, the Board of Directors of USA authorized the company to initiate negotiations for the sale of its subsidiary APPL. On February 25, 1995, USA and Atlantic International Resources Corp., a Maryland corporation, or its affiliated designee ("Buyer") entered into an Agreement of Purchase and Sale ("Agreement") whereby USA proposes to sell its approximate 85% ownership of APPL. Under the terms of the Agreement, USA shall sell its ownership of 1,132,764 shares of common stock of APPL to the Buyer in exchange for $11,000,000, which shall be adjusted upon completion of the Closing Balance Sheet. The sales price approximates the GAAP carrying value of APPL. APPL owns 100% of the outstanding common stock of ALIC. Simultaneously with the closing, USA will purchase from APPL the common stock of ALIC for a price equal to the statutory carrying value of ALIC as of the end of the preceding quarter. At December 31, 1994, the statutory carrying value of ALIC approximated $2,492,000. Additionally at closing, USA will purchase from APPL all of the mortgages owned by APPL for a price equal to the principal and accrued interest. At December 31, 1994, APPL mortgage loans and accrued interest approximated $5,415,000. Closing of the sale is scheduled no later than July 31, 1995 and is subject to the Buyer seeking required consents and regulatory approval of the West Virginia Insurance Department.

          PLEDGE SHARES

               UTG is currently the owner of approximately 69% of the outstanding shares of CIC's Common Stock. On June 16, 1992, pursuant to a Stock Purchase Agreement dated February 20, 1992, as amended April 20, 1992 (the "Purchase Agreement"), UTG purchased 6,771 outstanding shares of CIC's Common Stock and options to purchase 1,300 shares of CIC's Common Stock (collectively, the "CIC Shares") from certain former shareholders of CIC (the "Sellers"). UTG exercised the options and became the holder of 8,071 shares (approximately 60%) of CIC's Common Stock. A portion of the purchase price for the CIC Shares was paid by delivery of UTG's interest-bearing promissory notes. UTG, the Sellers, CIC and the Company entered into a Security Agreement pursuant to which repayment of UTG's promissory notes to the Sellers is secured by a security interest granted by UTG in (i) the CIC Shares, (ii) 11,134,000 shares of the Company's Common Stock (the "FCC Shares"), (iii) certain promissory notes of the Company issued to UTG (the "FCC Notes"), and (iv) any additional securities of CIC or its subsidiaries or a survivor thereof which is issued after the date of the Security Agreement. The security interest is subject to the prior security interest of the Senior Lenders described under "Certain Transactions - Senior Loan Agreement."

          MANAGEMENT AND COST SHARING ARRANGEMENTS

               The employees of the Company have extensive experience and expertise in acquiring, managing and operating corporations and other business entities engaged in the general life insurance business as well as other financial and investment companies. On January 1, 1993, the Company entered into an agreement with UG pursuant to which the Company provides management services necessary for UG to carry on its business, and UG pays the Company a monthly fee. In 1994, UG paid a total of $10,587,000 to the Company. The agreement was approved by the Ohio Department of Insurance, UG's domiciliary state regulatory authority. Additionally the Company and its affiliates have either directly or indirectly entered into various management and/or cost-sharing arrangements whereby the Company provides its management services. In 1994 the Company received net management fees of $1,047,000 under these additional arrangements.

               USA entered into a service agreement with UII pursuant to which UII provides personnel and facilities and performs services, including claim processing, underwriting, processing and servicing policies, accounting services, agency services and data processing. Under this service agreement, USA paid UII $1,357,000 in 1994. In connection with the service agreement between UII and USA, UII and UTI entered into an agreement pursuant to which UII sub-contracted to UTI the services which UII is required to provide to USA pursuant to the agreement. UTI agreed to supply the services for USA in exchange for fees in an amount equal to 60% of the amount that UII is entitled to receive from USA. UII paid UTI $814,000 in 1994.

          SENIOR LOAN AGREEMENT

               The Company has loans (the "FCC Senior Debt") with the First Bank of Missouri, (First Bank of Missouri was the successor bank to a merger with First Bank of Gladstone, Citizen's Bank and Trust Co. and the Bank of St. Joseph, all Missouri Banks) Massachusetts General Life Insurance Company and Philadelphia Life Insurance Company (the "Senior Lenders"). The loan is subject to a certain Credit Agreement between the parties stipulating the terms of the loan. The FCC Senior Debt bears interest at a variable per annum rate equal to 1% over the variable per annum rate of interest most recently announced by the First Bank of Missouri as its "Base Rate". As of March 1, 1995, the "Base Rate" was 9%. The principal balance of the FCC Senior Debt is payable in installments on June 1st of each year commencing June 1, 1994 and ending June 1, 1998. The June 1, 1995 principal payment in the amount of $2,900,000 has been prepaid. At March 31, 1995, the principal amount of the FCC Senior Debt was $10,400,000.

               The Credit Agreement includes an earnings covenant which provides that the Company will not permit the sum of (i) the combined pre-tax earnings of the subsidiaries of the Company, excluding the results of any surplus relief reinsurance and any intercompany dividends, determined in accordance with statutory accounting practices, and (ii) the pre-tax earnings of the Company plus interest expense and non-cash charges, determined in accordance with generally accepted accounting practices, to be less than the amounts specified in the Credit Agreement. The Credit Agreement requires that the earnings as specified above be not less than $900,000 for 1994. The Company has satisfied the 1994 earnings requirement.

               Pursuant to the Credit Agreement, the Company, CIC, ITI, UGIC and the Cantrells have pledged the shares they hold of UG, ITI, ITAC, the Company and CIC, respectively, to the Senior Lenders as collateral security for the Senior Debt. In addition, the Company and UGIC have each pledged the shares of CIC's Common Stock issued to them pursuant to the Agreement. The Cantrells pledged to the Senior Lenders the collateral pledged to them by UTG as security for UTG's indebtedness to the Cantrells under the Purchase Agreement, including a security interest in the shares of CIC's Common Stock which the Cantrells sold to UTG, the FCC Shares, and the FCC Notes issued to UTG mirroring the promissory notes issued to the Cantrells by UTG in connection with the purchase of the Cantrells shares of CIC.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

               Kerber, Eck and Braeckel served as the Company's independent certified public accounting firm for the fiscal year ended December 31, 1994 and fiscal year ended December 31, 1993. In serving its primary function as outside auditor for the Company, Kerber, Eck and Braeckel performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission and; assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements. The Company does not expect that a representative of Kerber, Eck and Braeckel will be present at the Annual Meeting of Shareholders of the Company. No accountants have been selected for fiscal year 1995 because the Company generally chooses accountants shortly before the commencement of the annual audit work.

                       SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                                1996 ANNUAL MEETING

               In order for a proposal by a shareholder to be included in the Company's proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal office on or before December 15, 1995.

                       OTHER MATTERS TO COME BEFORE THE MEETING

               The management does not intend to bring any other business before the meeting of the Company's shareholders and has no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgement.

                      AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

               The Company has filed its 1994 Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of the report may be obtained without charge by any shareholder. Requests for copies of the report should be sent to George E. Francis, First Commonwealth Corporation, 5250 South 6th Street, P.O. Box 5147, Springfield, Illinois, 62705-5147.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       FIRST COMMONWEALTH CORPORATION



                                       George E. Francis, Secretary

          Dated:  May 8, 1995

          May 8, 1995








          Dear Stockholders:

          The 1995 Annual Meeting of Shareholders of Fires Commonwealth Corporation will be held at the offices of the Company, 5250 South Sixth Street, Springfield, Illinois 62703, on June 5, 1995, at 10:00 a.m. At the meeting, shareholders will act to elect fourteen directors and to vote upon such other business as may properly come before the meeting.

          Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.

          It is important to keep your stock portfolio current. Registrations should be kept up-to-date. Remember to notify the Company of a change in address. Our stock transfer department is available to assist you with these and other shareholder questions.

          Sincerely,




          George E. Francis
          Corporate Secretary



          Fold & Tear Here                                     Fold & Tear Here


          PROXY FORM          FIRST COMMONWEALTH CORPORATION        PROXY FORM

                 Annual Meeting of Shareholders - To be Held June 5, 1995
                       THE BOARD OF DIRECTORS SOLICITS THIS PROXY

          The undersigned hereby appoints Larry E. Ryherd and Thomas F. Morrow, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on April 14, 1995 at the annual meeting of shareholders to be held at the offices of the Company, 5250 South Sixth Street, Springfield, Illinois 62703, on June 5, 1995 at 10:00 a.m., or at any adjournment thereof.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1.

          Please sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE.

          Our Stock Transfer Department is available to assist you with the following changes or questions concerning your account.

          ADDRESS CHANGES - Notification of shareholder address changes must be made in writing. If your address has changed or should change in the future, please give us your new address below.

          Your name
                   (Print or type, Last name, first name, middle initial.)


          (Old Address) - Street

          City                                     State               Zip


          (New Address) - Street

          City                                     State               Zip

          Date new address in effect               Signature

          REGISTRATION CHANGES - A change in certificate registration is needed because of:

                          marriage                   divorce

                          death of a tenant          establishment of a trust

                          remove custodian           other - Explain

          LOST CERTIFICATE - Notification of a lost stock certificate must be made in writing.

          MARKET INFORMATION - To obtain current quotes or buy/sell information, contact any local broker. The stock is listed on the broker's "pink sheet" and the symbol code is "FCVA".

          ACCOUNT SUMMARY - The number of shares in your account is the number printed in black above the date on the signature side of this proxy ballot.

          Additional information can be found on pages 4 & 5 of the First Commonwealth Corporation 1994 Annual Report. For instructions about your specific situation, contact our Stock Transfer Department by phone at (217) 786-4770 or by writing to First Commonwealth Corporation, Attn: Stock Transfer Department, 5250 South Sixth Street, P.O. Box 5147, Springfield, IL 62705-5147.

                                                Signature

                                                Date


          The Board of Directors Recommends a vote FOR items 1 and 2.
          1.   ELECTION OF DIRECTORS:  John S. Albin, John K. Cantrell, William
               F. Cellini, John W. Collins, George E. Francis, Donald G. Geary, James E. Melville, Joseph H. Metzger, Luther C. Miller, Thomas
               F. Morrow, Robert V. O'Keefe, Larry E. Ryherd, Robert W. Teater and Howard A. Young.

               FOR all nominees listed above (except as marked to the contrary below).

               WITHHOLD AUTHORITY to vote for the nominees listed above. (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided.)


          2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



          Signature                         Date

          Signature                         Date